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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 26, 2016

Date of Report (Date of earliest event reported)

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Milacron Holdings Corp.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction

of incorporation)

001-3748

80-0798640

(Commission

DIRE

File Number)

(IRS Employer

Identification No.)

10200 Alliance Road, Suite 200

Cincinnati, Ohio

45242

(Address of principal executive offices)

(Zip Code)

(513) 487-5000

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Ronald M. Krisanda Appointed President and Chief Operating Officer

On April 26, 2016, the Board of Directors of Milacron Holdings Corp. (the “Company”) appointed Ronald M. Krisanda, President and Chief Operating Officer of the Company. Mr. Krisanda previously was Chief Operating Officer – Advanced Plastic Processing Technologies since July 2014. Mr. Krisanda succeeds Mr. Thomas J. Goeke as President with Mr. Goeke continuing as the Company’s Chief Executive Officer. Mr. Krisanda will continue to report to Mr. Goeke in his position as Chief Executive Officer.

The Company has entered into revised compensation arrangements with Mr. Krisanda, reflecting his role as the Company’s President and Chief Operating Officer. Effective upon his appointment, Mr. Krisanda’s base salary has been increased from £370,000 annually to £388,500 annually. Also in connection with his appointment, Mr. Krisanda has been awarded 30,336 shares of restricted stock and 70,513 nonqualified stock options, such awards being made in accordance with the terms of (i) the Company’s 2015 Equity Incentive Plan, and (ii) the form of Restricted Stock Award Agreement and form of Stock Option Award Agreement, respectively, previously filed with the Company’s Form S-1/A dated June 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILACRON HOLDINGS CORP.

By:

/s/ Bruce Chalmers

Name:

Bruce Chalmers

Title:

Chief Financial Officer

Date:

April 28, 2016